Exhibit 99.1

Pixelworks Reports Third Quarter 2014 Financial Results

SAN JOSE, Calif., October 30, 2014 -- Pixelworks, Inc. (NASDAQ: PXLW), an innovative provider of video display processing technology enabling the highest quality viewing experience for displays of all sizes, today announced financial results for the third quarter ended September 30, 2014.

Revenue for the third quarter 2014 was $17.1 million, compared to $15.2 million in the prior quarter and $15.3 million in the third quarter of 2013. Strong chip sales resulted in sequential and year-over-year revenue growth, with chip revenue increasing 13% from the previous quarter and 63% compared to the year-ago quarter.

On a GAAP basis, gross profit margin in the third quarter of 2014 was 50.1%, compared to 50.5% in the second quarter of 2014 and 60.9% in the third quarter of 2013. Third quarter 2014 GAAP operating expenses were $10.5 million, compared to $9.6 million in the previous quarter and $7.5 million in the third quarter of 2013. For the third quarter of 2014, the Company recorded a GAAP net loss of $2.3 million, or $0.10 per share, compared to a GAAP net loss of $2.4 million, or $0.11 per share, in the second quarter of 2014 and GAAP net income of $1.5 million, or $0.07 per diluted share, in the third quarter of 2013.

On a non-GAAP basis, third quarter 2014 gross profit margin was 50.4%, compared to 51.0% in the second quarter of 2014 and 61.6% in the third quarter of 2013. Third quarter 2014 gross margin was lower compared to the year-ago quarter primarily due to a higher percentage of chip revenue in the third quarter of 2014. Third quarter 2014 operating expenses on a non-GAAP basis were $9.3 million, compared to $8.7 million in the previous quarter and $7.0 million in the third quarter of 2013.

For the third quarter of 2014, the Company recorded a non-GAAP net loss of $0.9 million, or $0.04 per share, compared to a net loss of $1.5 million, or $0.06 per share, in the second quarter of 2014 and net income of $2.1 million, or $0.10 per diluted share, in the third quarter of 2013. Adjusted EBITDA in the third quarter of 2014 was $0.4 million, compared to $0.2 million in the previous quarter and $3.5 million in the third quarter of 2013.

“We continued to build on the momentum that we generated in the first half of 2014, with Q3 chip revenue increasing 63% year-over-year,” said Bruce Walicek, President and CEO of Pixelworks. “Additionally, we launched our Iris family of mobile video processors which are gaining strong interest across a wide range of mobile applications. Looking forward, Pixelworks remains ideally positioned to benefit from the increasing importance of video processing as resolutions increase across all displays.”

The Company will discuss the details of its business outlook for the fourth quarter of 2014 during its conference call scheduled for today, October 30, 2014, at 2:00 p.m. Pacific Time.

Conference Call Information

Pixelworks will host a conference call today at 2:00 p.m. Pacific Time, which can be accessed by calling 877-359-9508 and using passcode 18018808. A Web broadcast of the call can be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for approximately 30 days. A replay of the conference call will also be available through Thursday, November 6, 2014, and can be accessed by calling 855-859-2056 and using passcode 18018808.

About Pixelworks, Inc.
Pixelworks creates, develops and markets video display processing technology for digital video applications that demand the very highest quality images. At design centers around the world, Pixelworks engineers constantly push video performance to keep manufacturers of consumer electronics and professional displays worldwide on the leading edge. The company is headquartered in San Jose, CA.

For more information, please visit the company’s Web site at www.pixelworks.com.

Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.

Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share, which excludes stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty, which are required under GAAP. The press release also reconciles GAAP net income (loss) and adjusted EBITDA, which Pixelworks defines as GAAP net income (loss) before interest expense and other, net, income tax provision, depreciation and amortization, as well as the specific items listed above. The Company believes these non-GAAP measures provide a meaningful perspective on the Company's core operating results and underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Company's website.
Safe Harbor Statement
This release contains forward-looking statements, including, without limitation, the statements in Bruce Walicek's quote with respect to the Company’s growth opportunities, product launch, product demand, and the Company’s potential and position for the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “believe,” and similar terms or the negative of such terms. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to deliver new products in a timely fashion; our new product yield rates; changes in estimated product costs; product mix; supply of products from third-party foundries; failure or difficulty in achieving design wins; timely customer transition to new product designs; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; risks related to licensing our intellectual property; the success of our products in expanded markets; current global economic challenges; levels of inventory at distributors and customers; changes in the digital display and projection markets; changes in customer ordering patterns or lead times; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; insufficient, excess or obsolete inventory and variations in inventory valuation; the outcome of any litigation related to our intellectual property rights; our limited financial resources and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially is included from time to time in the Company's Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2013 as well as subsequent SEC filings.
The forward-looking statements contained in this release speak as of the date of this release, and we do not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Revenue, net	$17,111	$15,166	$15,309	$45,818	$33,134
Cost of revenue (1)	8,545	7,505	5,987	21,596	15,213
Gross profit	8,566	7,661	9,322	24,222	17,921
Operating expenses:
Research and development (2)	6,634	5,887	4,234	18,906	16,128
Selling, general and administrative (3)	3,900	3,709	3,296	11,658	10,168
Total operating expenses	10,534	9,596	7,530	30,564	26,296
Income (loss) from operations	(1,968)	(1,935)	1,792	(6,342)	(8,375)
Interest expense and other, net	(123)	(130)	(101)	(375)	(296)
Income (loss) before income taxes	(2,091)	(2,065)	1,691	(6,717)	(8,671)
Provision for income taxes	209	317	182	472	149
Net income (loss)	$(2,300)	$(2,382)	$1,509	$(7,189)	$(8,820)
Net income (loss) per share:
Basic	$(0.10)	$(0.11)	$0.07	$(0.32)	$(0.46)
Diluted	$(0.10)	$(0.11)	$0.07	$(0.32)	$(0.46)
Weighted average shares outstanding:
Basic	23,007	22,667	20,128	22,629	19,085
Diluted	23,007	22,667	21,290	22,629	19,085
——————
(1) Includes:
Additional amortization of non-cancelable prepaid royalty	$4	$35	$77	$95	$266
Stock-based compensation	61	41	29	191	100
(2) Includes stock-based compensation	562	413	209	1,801	682
(3) Includes stock-based compensation	634	487	301	1,909	1,041

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$8,566	$7,661	$9,322	$24,222	$17,921
Additional amortization of non-cancelable prepaid royalty	4	35	77	95	266
Stock-based compensation	61	41	29	191	100
Total reconciling items included in cost of revenue	65	76	106	286	366
Non-GAAP gross profit	$8,631	$7,737	$9,428	$24,508	$18,287
Non-GAAP gross profit margin	50.4%	51.0%	61.6%	53.5%	55.2%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$10,534	$9,596	$7,530	$30,564	$26,296
Reconciling item included in research and development:
Stock-based compensation	562	413	209	1,801	682
Reconciling item included in selling, general and administrative:
Stock-based compensation	634	487	301	1,909	1,041
Total reconciling items included in operating expenses	1,196	900	510	3,710	1,723
Non-GAAP operating expenses	$9,338	$8,696	$7,020	$26,854	$24,573
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net income (loss)	$(2,300)	$(2,382)	$1,509	$(7,189)	$(8,820)
Reconciling items included in cost of revenue	65	76	106	286	366
Reconciling items included in operating expenses	1,196	900	510	3,710	1,723
Tax effect of non-GAAP adjustments	91	(47)	8	6	(17)
Non-GAAP net income (loss)	$(948)	$(1,453)	$2,133	$(3,187)	$(6,748)
Non-GAAP net income (loss) per share:
Basic	$(0.04)	$(0.06)	$0.11	$(0.14)	$(0.35)
Diluted	$(0.04)	$(0.06)	$0.10	$(0.14)	$(0.35)
Non-GAAP weighted average shares outstanding:
Basic	23,007	22,667	20,128	22,629	19,085
Diluted	23,007	22,667	21,290	22,629	19,085

* Our non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share differs from GAAP gross profit, GAAP operating expenses, GAAP net income (loss) and GAAP net income (loss) per share due to the exclusion of stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty. Pixelworks' management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics. Pixelworks' management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Reconciliation of GAAP net income (loss) and adjusted EBITDA
GAAP net income (loss)	$(2,300)	$(2,382)	$1,509	$(7,189)	$(8,820)
Stock-based compensation	1,257	941	539	3,901	1,823
Additional amortization of non-cancelable prepaid royalty	4	35	77	95	266
Tax effect of non-GAAP adjustments	91	(47)	8	6	(17)
Non-GAAP net income (loss)	$(948)	$(1,453)	$2,133	$(3,187)	$(6,748)
EBITDA adjustments:
Depreciation and amortization	$1,130	$1,141	$1,103	$3,415	$3,242
Interest expense and other, net	123	130	101	375	296
Non-GAAP provision for income taxes	118	364	174	466	166
Adjusted EBITDA	$423	$182	$3,511	$1,069	$(3,044)

* Adjusted EBITDA differs from GAAP net income (loss) due to the exclusion of stock-based compensation expense, additional amortization of a non-cancelable prepaid royalty, interest expense and other, net, income tax provision and depreciation and amortization. Pixelworks' management believes the presentation of adjusted EBITDA provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics and core operating results and are used by Pixelworks' management for these purposes. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$19,315	$20,805
Accounts receivable, net	6,124	4,761
Inventories	2,428	1,663
Prepaid expenses and other current assets	1,126	2,858
Total current assets	28,993	30,087
Property and equipment, net	6,737	4,084
Other assets, net	1,673	2,573
Total assets	$37,403	$36,744
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,202	$1,327
Accrued liabilities and current portion of long-term liabilities	10,186	10,505
Current portion of income taxes payable	267	92
Short-term line of credit	3,000	3,000
Total current liabilities	16,655	14,924
Long-term liabilities, net of current portion	1,686	677
Income taxes payable, net of current portion	2,115	2,201
Total liabilities	20,456	17,802
Shareholders’ equity	16,947	18,942
Total liabilities and shareholders’ equity	$37,403	$36,744

Contacts:
Investor Contact
Shelton Group
Brett L Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Steven Moore
P: +1-408-200-9221
E: smoore@pixelworks.com